EXECUTION COPY

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2, dated as of March 31, 2014 (this “Amendment”), is among DT Funding, LLC, as borrower (the “Borrower”), DT Credit Company, LLC, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as lender (the “Lender”), Wells Fargo Securities, LLC, as administrative agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, as collateral custodian (in such capacity, the “Collateral Custodian”) and backup servicer (in such capacity, the “Backup Servicer”), and relates to the Loan and Security Agreement, dated as of November 20, 2012, as amended by Amendment No. 1 to Loan and Security Agreement, dated January 31, 2014 (the “Original Loan Agreement” and, as amended by this Amendment, the “Loan Agreement”), in each case among the parties hereto.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Loan Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend various provisions of the Original Loan Agreement on the terms and in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01 Amendments.

(a)The definition of “Adjusted Debt” in Section 1.01 of the Original Loan Agreement is hereby added in its correct alphabetical order with the following:

“Adjusted Debt” means, as of the last day of each March, June, September and December, with respect to DTAC and DTAG on a consolidated or combined basis, as applicable, (i) total liabilities determined in the manner consistent with the determination of total liabilities for the most recent DT Financial Report, minus (ii) the sum of (a) all deferred revenue determined in the manner consistent with the determination of deferred revenue for the most recent DT Financial Report, and (b) all investments held in trust and certain restricted cash (excluding, to the extent included therein, restricted cash and investments held in trust related to insurance products or subsidiaries) determined in the manner consistent with the determination of investments held in trust and certain restricted cash (excluding, to the extent included therein, restricted cash and investments held in trust related to insurance products or subsidiaries) for the most recent DT Financial Report.

(b)The definition of “DT Financial Report” is added in Section 1.01 of the Original Loan Agreement in its correct alphabetical order with the following:

“DT Financial Report” means an annual report on Form 10-K made by DTAG with the Securities and Exchange Commission pursuant to the Exchange Act.

(c)The definition of “Leverage Ratio” in Section 1.01 of the Original Loan Agreement is deleted in its entirety and all instances of “Leverage Ratio” in the Original Loan Agreement, in each case, is hereby deleted.

(d)The definition of “Maximum Adjusted Debt to Net Worth Ratio” is added in Section 1.01 of the Original Loan Agreement in its correct alphabetical order with the following:

“Maximum Adjusted Debt to Net Worth Ratio” means, as of the last day of each March, June, September and December, the ratio computed by dividing (i) Adjusted Debt as of such date by (ii) Net Worth on such date.

(e)The definition of “Net Equity” in Section 1.01 of the Original Loan Agreement is hereby deleted and replaced with the following:

“Net Equity” means, (i) prior to the occurrence of a Decoupling Event, with respect to DTAC and DTAG on a consolidated or combined basis, as applicable, and (ii) following the occurrence of a Decoupling Event, with respect to DTAC, in each case, on any day, the positive excess, if any, of (a) the book value of its assets over (b) the book value of its liabilities (excluding the aggregate amount of Approved Indebtedness at such time), in each case determined in accordance with GAAP.

(f)Section 7.13(l) of the Original Loan Agreement is hereby deleted and replaced with the following:

(l)    prior to the occurrence of a Decoupling Event, the Maximum Adjusted Debt to Net Worth Ratio as of the last day of each March, June, September and December exceeds 5.0:1.0.

Section 1.02 Representation and Warranties.

(a)Each of the Borrower and the Servicer represents and warrants to the other parties hereto as of the date hereof that (i) each of its representations and warranties set forth in the Original Loan Agreement is true and correct in all material respects as if made on the date hereof (except to the extent any such representation and warranty expressly refers to an earlier date) and
(ii) upon the effectiveness of this Amendment, no Termination Event has occurred and is continuing.

(b)Each of the Borrower and the Servicer by executing this Amendment hereby represents and warrants that (i) the individual executing this Amendment on behalf of such party is duly authorized to do so, (ii) such party has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) each of this Amendment, the Original Loan Agreement and the Loan Agreement constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms.

Section 1.03 Conditions to Effectiveness. This Amendment shall become effective immediately when the parties hereto shall have received an executed counterpart of this Amendment.
Section 1.04 Waiver of Notice.

The parties hereto waive any notices required under the Original Loan Agreement in connection with this Amendment.

Section 1.05 Full Force and Effect.

(a)Except as hereby modified pursuant to this Amendment, the Original Loan Agreement shall continue in full force and effect and is hereby ratified and confirmed by each of the Borrower and the Servicer in all respects. The Original Loan Agreement, this Amendment and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof. Each of the Borrower and the Servicer understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, it shall not be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

(b)The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Original Loan Agreement or any of the other Transaction Documents.

Section 1.06 GOVERNING LAW. THE PROVISIONS RELATING TO GOVERNING LAW CONTAINED IN SECTION 15.06 OF THE ORIGINAL LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.

Section 1.07 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

DT FUNDING, LLC, as borrow

By: /s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary

DT CREDIT COMPANY, LLC, as servicer

By: /s/ Jon Ehlinger
Name: Jon Ehlinger
Title: Secretary

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By: /s/ Mary Leigh Phillips
Name: Mary Leigh Phillips
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ Steven J. Ellis
Name: Steven J. Ellis
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Custodian and Backup Servicer

By: /s/ Jeanine C. Casey
Name: Jeanine C. Casey
Title: Vice President